EXHIBIT 10.1

       Agreement re: Settlement of Kmart Assumption and Conversion Issues
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           Footstar, Inc., as debtor-in-possession ("Footstar"), and Kmart
Corporation ("Kmart"), by their signatures below, hereby agree to be bound by the following agreement with respect to the assumption, interpretation and amendment of the Master Agreement, dated as of June 9, 1995, between them. The parties acknowledge and agree that this Agreement shall be subject to the approval of the United States Bankruptcy Court for the Southern District of New York and of the boards of directors of the respective parties. The parties anticipate that a more formal agreement based upon this Agreement will be developed and submitted to the Bankruptcy Court. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Master Agreement.



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CURE                          The cure amount will be fixed at $45 million
                              (inclusive of all claims of Kmart, including, without limitation, capital, retained earnings, and retained deficit of all stores that were no longer in operation as of January 1, 2005 and any dividend/excess fee), to be paid upon entry of the order approving the settlement described herein (the "Approval Date").

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APPROVAL DATE                 The Approval Date shall occur no later than
                              September 1, 2005.

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TRIAL DATE                    The parties will jointly notify the Court on
                              Tuesday, July 5, 2005 that the trial will not proceed on July 18, 2005. In the event either party does not obtain board approval of this Agreement by July 8, 2005, the parties will jointly request from the Court the first available trial date after August 8, 2005. In the event the Court declines to approve the final agreement reflecting this Agreement (the "Disapproval Date"), the parties will jointly seek the first available trial date that is at least thirty (30) days after the Disapproval Date.

                              If the Approval Date does not occur by September 1, 2005 and the parties do not mutually agree to extend such date (the "Expiration Date"), the parties will seek the first available trial date that is at least 30 days after the Expiration Date.

                              All appellate proceedings between the parties shall be adjourned consistent with the foregoing schedule.

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CONSOLIDA-TION OF STORE       The Meldisco subsidiaries will be consolidated.
SUBSIDIARIES

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ELIMINATION OF EQUITY
INTERESTS                     Kmart's equity interests in the Meldisco
                              subsidiaries will be eliminated effective as of January 2, 2005. The Meldisco subsidiaries shall be wholly owned by Footstar, and Kmart will not share in the profits or losses of these subsidiaries from and after that date. Kmart will no longer have the right to borrow against profits. Kmart will have no claim or right to return of capital, nor any obligation in respect of a capital deficiency, for stores in existence as of the Approval Date (the "Existing Stores").
                              Notwithstanding the foregoing, Kmart shall have one claim (each a "Capital Claim") against Footstar in respect of each of the Existing Stores that is operating as of the Approval Date (1) in an amount equal to $11,000 per store. The Capital
                              Claim relating to each Existing Store shall be due and payable upon the closing or conversion of such Existing Store; provided, however, that Capital
                              Claims not yet due and payable as of the time a Termination Event (as defined below) occurs or at the time a Buy-Out (as defined below) occurs shall be waived in their entirety upon the occurrence of such Termination Event or Buy-Out. Kmart shall have the right to offset amounts due and owing in respect of the Capital Claims against the Weekly
                              Sales Remittance.




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(1)  For avoidance of doubt, there shall be no Capital Claim in respect of stores that have closed or have commenced conversion prior to the Approval Date.

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FEES                          Retain Miscellaneous Expense Fee ("MEF") but fix
                              MEF at $23,500 per store per year; MEF payable in monthly installments of $1,958.33 per store by deduction from Weekly Sales Remittance.

                              Eliminate all other fees and replace with a single fee (the "Adjusted License Fee") equal to 14.625% of Gross Sales. The Adjusted License Fee shall be withheld from each Weekly Sales Remittance.

                              Kmart may deduct and withhold the Adjusted License Fee from its Weekly Sales Remittance to Meldisco. In addition, on or prior to the Approval Date, the parties will calculate the difference between (a) the Adjusted License Fee, as the same would have been calculated if in effect from January 2, 2005 until the Reference Date (as defined below), and
                              (b) the amount Footstar actually paid to Kmart through Kmart's deductions from the Weekly Sales Remittance (other than deductions in respect of the MEF) from January 2, 2005 through the date of the last Weekly Sales Remittance on or prior to the Approval Date (the "Reference Date"). If the amount Footstar actually paid is less than the Adjusted License Fee, as the same would have been calculated if in effect from January 2, 2005 until the Approval Date, Footstar shall pay the difference on the Approval Date. If the amount Footstar actually paid is greater than the Adjusted License Fee, as the same would have been calculated if in effect from January 2, 2005 until the Approval Date, Footstar shall be entitled to offset the difference against the cure amount payable on the Approval Date.

                              Kmart's audit and books and records inspection rights will be limited to those records related to inventory values in connection with any purchase of inventory.



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TERMINATION RIGHTS            The performance standards will be replaced by a
                              minimum sales test (the "Sales Test"), whereby either Kmart or Footstar shall have the right to terminate the Master Agreement in the event that Gross Sales (as defined in the Master Agreement) fall below $550 million/year (the "Sales Threshold"); provided, however, that the Sales Threshold shall be reduced by $400,000 for each store that is closed or converted after the Approval Date. The Sales Test shall be calculated quarterly and measured by sales in the 4 quarters immediately preceding the date of calculation.

                              In addition, Footstar shall have the unilateral right to terminate the Master Agreement in the event that either a) the number of Kmart stores falls below 900, or b) Gross Sales fall below $450 million calculated quarterly and measured by sales in the four quarters immediately preceding the date of calculation.

                              In the event the Master Agreement is terminated under any of the foregoing termination provisions (such event, a "Termination Event"), Footstar will vacate the remaining stores within 7 days. The date that Footstar actually vacates the stores subsequent to termination shall be the "Termination Date".

                              In the event the Master Agreement is terminated under any of such termination provisions,

                              (i) provided that (w) Footstar shall provide to Kmart a complete set of pricing files for the prior 6-month period, (x) Footstar shall not have, in the 90 days prior to the Termination Date, purchased or transferred any goods into or out of inventory, other than in the ordinary course, or marked up any inventory, (y) the inventory mix at each store as of the date of termination shall be comparable to the average mix at such store during the same time period for the prior three years and shall reflect ordinary course practice, and (z) all inventory markdowns shall have been taken in the ordinary course (and the pricing files shall reflect such markdowns), Kmart shall purchase all Shoemart inventory (including inventory that is on order but excluding damaged, unsaleable and Seasonal inventory) from Footstar at the Book Value of such inventory as of the Termination Date;


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                              (ii) at Kmart's sole option, the parties shall
                              enter into a transition services agreement for up to 6 months during which time Footstar will assist in the operation of the footwear business for which Kmart shall pay to Footstar a service fee in an amount that will cover all costs of providing such services;

                              (iii) Footstar will otherwise lend such reasonable assistance as requested by Kmart to assist in the transition of the footwear business to Kmart; and

                              (iv) with respect to any stores in which a footwear department shall continue to be operated by Kmart (or an affiliate) following the Termination Date and in which the footwear department will be staffed by persons not already employees of Kmart (or an affiliate) prior to the Termination Date, Kmart shall consider the employees of Footstar prior to the Termination Date in the staffing of such footwear department in a manner consistent with the consideration that Sears gives to Kmart employees upon the conversion of a Kmart store to Sears Essentials.

                              As used herein, "Seasonal" means that Kmart shall not be required to purchase inventory more than four months post-season.


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LIMITATION ON STORE
DISPOSITIONS                  As used herein, the term "Disposition" shall mean,
                              with respect to any Kmart store: (i) the sale to a third party of such store; (ii) the closing of such store for any reason, including, without limitation, if the lease at such store expires and/or is not renewed for any reason; (iii) the conversion of such store to any nameplate or format that results in the loss of the right of Footstar to operate a footwear department in such store (see "Extent of License," below) including, without limitation, by way of sale, merger, or business combination. The terms "Dispose" and "Disposed" shall have corollary meanings.

                              Footstar will vacate stores that shall be Disposed of by Kmart within 7 days after receipt of notice (the "Vacate Date") of the applicable Disposition. Provided that (x) Footstar shall not have, in the 90 days prior to the Vacate Date, purchased or transferred any goods into or out of inventory of the applicable store(s), other than in the ordinary course, or marked up any such inventory,
                              (y) the inventory mix of the Disposed of store(s) as of the Vacate Date shall reflect ordinary course practice, and (z) all inventory markdowns at the Disposed of store(s) shall have been taken in the ordinary course, Kmart shall, on the Vacate Date, purchase all inventory at such Disposed of store(s), other than damaged, unsaleable and Seasonal inventory, from Footstar for an amount equal to the Book Value of such inventory (such purchase, the "Inventory Buyout").

                              Kmart will agree not to Dispose of more than 85 existing Kmart stores in 2005, 150 existing Kmart stores in 2006, and 160 Kmart stores per calendar year in 2007 and 2008; provided, that Kmart will be permitted to exceed such numbers of Dispositions in any year subsequent to 2005 to the extent that the actual number of Dispositions in the years prior is less than the number of Dispositions permitted in such years; provided, further, that Kmart will not Dispose of more than 550 stores in the aggregate during the remaining term of the Master Agreement. Notwithstanding any of the foregoing limitations, Kmart will be permitted to Dispose of any number of stores at any time to the extent that it pays to Footstar, in addition to the proceeds of the Inventory Buyout, the Stipulated Loss Value of the incremental stores Disposed of above the annual or aggregate numbers permitted herein; the payment of such Stipulated Loss Value shall be nonrefundable, regardless of the number of Dispositions that take place in subsequent periods. For the avoidance of doubt, stores as to which the Stipulated Loss Value is paid shall not be considered in the calculation of the 550 store limitation.


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                              For purposes hereof, the "Stipulated Loss Value"
                              of a store shall mean an amount equal to $100,000 in 2005, $60,000 in 2006, $40,000 in 2007, and
                              $20,000 in 2008. The Stipulated Loss Value shall not be payable in the event the agreements are terminated in accordance with the above-referenced termination rights.

                              With respect to any stores Disposed of and in which a footwear department shall continue to be operated by Kmart (or an affiliate) following the date of Disposition and in which the footwear department will be staffed by persons not already employees of Kmart (or an affiliate) prior to the date of Disposition, Kmart shall consider the employees of Footstar prior to the date of Disposition in the staffing of such footwear department in a manner consistent with the consideration that Sears gives to Kmart employees upon the conversion of a Kmart store to Sears Essentials.




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BUY-OUT                       On and as of December 31, 2008, Kmart shall
                              purchase the inventory in all remaining Existing Stores (including inventory that is on order but excluding damaged, unsaleable and Seasonal inventory) from Footstar for an amount equal to the Book Value of such inventory (the "Buy-Out") as of such date, which shall become immediately due and payable; provided, that (w) Footstar shall provide to Kmart a complete set of pricing files for the prior 6-month period, (x) Footstar shall not have, (i) at any time prior to the Buy-Out, purchased or transferred any goods into inventory in contemplation of the Buy-Out, other than in the ordinary course, (ii) purchased inventory for or otherwise stocked any store at a level disproportionately greater than the average level of such store at the same time period for the prior three years, or (iii) prior to the Buy-Out, marked up any inventory, (y) the inventory mix at each store as of the date of termination shall be comparable to the average mix at such store during the same time period for the prior three years and shall reflect ordinary course practice, and (z) all inventory markdowns shall have been taken in the ordinary course (and the pricing files shall reflect such markdowns),

                              Footstar will vacate the remaining stores and the Master Agreement shall be terminated in its entirety (other than those sections relating to indemnities and choice of law) within 7 days of the Buy-Out.

                              Upon the occurrence of the Buy-Out, with respect to any stores in which a footwear department shall continue to be operated by Kmart (or an affiliate) following December 31, 2008, Kmart shall consider the employees of Footstar prior to December 31, 2008 in the staffing of such footwear department.


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GENERAL PROVISIONS WITH
RESPECT TO KMART INVENTORY
PURCHASES                     With respect to any purchase of inventory by
                              Kmart, Kmart and Footstar shall each have the right to require an actual physical count and determination of the quantity of such inventory and the qualification (e.g., damaged) of such inventory for purchase, such count and determination to be performed by RGIS or any other mutually acceptable third party and paid for equally by the parties.

                              As used herein with respect to inventory, the term "Book Value" shall mean the book value of such inventory calculated in accordance with GAAP, applied on a consistent basis, but excluding Footstar distribution and delivery costs.



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EXTENT OF LICENSE             Footstar will acknowledge and agree that, subject
                              to the terms hereof, the Master Agreement does not apply to any store, whether owned, leased, or operated by Kmart, Sears, Roebuck and Co. or any affiliate of either, to the extent such store (with the exception of the pharmacy) is operated under any nameplate, whether now existing or hereafter created, other than a nameplate incorporating the mark "Kmart" in whole or in part. Without limitation, Footstar will stipulate that stores operated under the nameplates "Sears," "Sears Grand" and "Sears Essentials" are not subject to the Master Agreement so long as the Kmart service mark is not used therein (other than with respect to the pharmacy and, as to the pharmacy, only until the applicable Sears entity obtains its own license).

                              Kmart will acknowledge that the expiration, renewal or renegotiation of an existing lease will be without prejudice to the right of Footstar to remain in a continuing Kmart-branded store.

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STAFFING                      Footstar shall spend a minimum of 10% of Gross
                              Sales on staffing for the stores; provided, that in no event shall the staffing in any store fall below 40 hours per week.

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ADVERTISING                   Kmart shall allocate at least 52 square tab
                              weekend Roto pages per year to Footstar products.

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RULES AND REGULATIONS         Rules and regulations under the Master Agreement
                              will not be modified in a manner inconsistent with this term sheet; provided, that the Master Agreement shall, to the extent not modified hereby, remain in full force and effect, including without limitation section 13.1.

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MUTUAL RELEASE                Kmart agrees that the payments as set forth herein
                              are in full and complete satisfaction of any and all claims Kmart has under the Master Agreement through the date of assumption of the Master Agreement. Each party agrees to release the other party and its officers, directors, employees, and professionals (and the officers, directors, employees, and professionals of each party's subsidiaries and affiliates) from any claims or causes of action.


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COOPERATION                   The parties agree to cooperate in seeking prompt
                              approval of the Bankruptcy Court of the
                              transaction contemplated herein. Kmart agrees not to object or otherwise interfere in Footstar's disclosure statement approval process and Footstar's plan of reorganization confirmation process provided the foregoing is consistent with the terms herein.

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           In witness whereof, the parties have executed this Agreement on this
2nd day of July, 2005.


                                                   FOOTSTAR, INC.

                                                   /s/ Dale W. Hilpert
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                                                   Dale W. Hilpert



                                                   KMART CORPORATION

                                                   /s/ William C. Crowley
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                                                   William C. Crowley








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